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                                                                   EXHIBIT 3(b)


                                    FORM OF
                               SELLING AGREEMENT

                             FOR VARIABLE CONTRACTS

THIS AGREEMENT, effective _________________________, is made among TOWER SQUARE SECURITIES, INC. ("Tower Square") a corporation organized and existing under the laws of the state of Connecticut and __________________________________________. (hereafter referred to as
"Broker/Dealer") a corporation organized and existing under the laws of the state of ___________, and [__, and a corporation organized and existing under the laws of the state of _______________________, operating as an insurance agency.]

WHEREAS, Tower Square and the Broker/Dealer enter into this agreement for the purpose of authorizing the Broker/Dealer, through its insurance licensed individual agents as described in Section ________________, to solicit applications for such variable life insurance, variable annuity and modified guaranteed annuity contracts identified by policy form in the Compensation Schedules relating to this agreement as such schedules may be amended from time to time (the "Contract(s)") as may be issued by The Travelers Insurance Company, the Travelers Life and Annuity Company and any affiliated companies (hereafter referred to as the Insurance Companies),

WHEREAS the Contracts, if required to be, are registered with the Securities and Exchange Commission ("SEC") as securities under the Securities Act of 1933, as amended (the "1933 Act"); and

WHEREAS, to facilitate the distribution of the Contracts the Insurance Companies have each respectively appointed Tower Square to serve as the distributor and principal underwriter of the Contract, and

WHEREAS Tower Square is registered with the SEC, the National Association of Securities Dealers, Inc. ("NASD") and all appropriate state securities regulatory authorities as a broker-dealer; and

WHEREAS Broker/Dealer is registered with the SEC, and NASD and all appropriate state securities regulatory authorities as a broker-dealer; and

WHEREAS Tower Square and Broker/Dealer desire that Broker/Dealer through its registered representatives ("Registered Representatives") be authorized to sell the Contracts.

NOW, THEREFORE in consideration of the promises and the mutual covenants hereinafter contained, the parties agree as follows:

         1. Appointment of Broker/Dealer. Tower Square hereby appoints Broker/Dealer to sell the Contracts through its validly appointed and licensed registered
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                 representatives (the "Registered Representatives").
                 Broker/Dealer is also appointed to perform certain administrative services necessary to facilitate the solicitation and sales of the Contracts.

         2. Securities Licensing. Broker/Dealer shall, at all times when performing its functions under this agreement, be registered as a securites broker with the SEC and NASD and licensed or registered as a securities broker-dealer in the states and other local jurisdictions that require such licensing or registration in connection with sales of the Contracts. Additionally, Broker-Dealer shall monitor the activities or the supervision of its Registered Representative who are engaged in sales or solicitation of the Contracts to ensure compliance with applicable NASD rules concerning solicitation and sales of variable products.

         3. Insurance Licensing. Broker/Dealer (or its insurance agency affiliate) agrees that at all times when performing its functions under this agreement, such Broker/Dealer will be validly licensed as an insurance agency in the states and other jurisdictions that require such licensing or registration in connection with Broker/Dealer sales and solicition of the Contracts. If applicable, Broker/Dealer represents that it or its insurance agency affiliate is properly authorized under applicable state law to receive insurance commissions generated from sales of the Contracts.

                 If the Broker/Dealer is not insurance licensed but has an insurance agency (whether such agency is affiliated or not), the Broker/Dealer must comply with the following requirements:

                 (1) All securities services provided in connection with the sale of insurance securities will be through registered representatives of the broker-dealer ("Dual Representatives");

                 (2) Dual Representatives also will be licensed under the insurance laws of the states in which they do business and will be appointed agents by each insurance company for which Dual Representatives may solicit applications in connection with the offer and sale of insurance securities;

                 (3) Unregistered employees will not engage in any securities activities, nor receive any compensation based on transactions in insurance securities or the provision of securities advice;

                 (4) A designated principal of the broker-dealer will approve all advertisements;

                 (5) The broker-dealer sill maintain books and records relating to transactions in insurance securities at its home office;





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                 (6)      Customers purchasing variable insurance products will
                          make their checks payable to the insurance company issuing the products, and/or only Dual
                          Representatives will handle checks routed through the broker-dealer and the insurance agencies;

                 (7) Commission will be reported on FOCUS and NASD Fee Assessment reports by the broker-dealer.

         4. Compliance with Applicable Laws/Insurance Companies. Insurance Companies each represent that they are engaged in the issuance of the Contracts in accordance with federal securities laws and the applicable insurance laws of those states in which the Contracts have been qualified for sale.

         5. Compliance with Applicable Laws/Broker/Dealer. The Broker/Dealer certified that it is a registered Broker/Dealer under the Securities Exchange Act of 1934, as amended, and that it is a member of the NASD. The Broker/Dealer agrees to abide by all rules and regulations of the NASD and to comply with all applicable state and federal laws and the rules and regulations of the authorized regulatory agencies affecting the sale of the Contracts.

         6. Responsibility for Registered Representatives Activities. The Broker/Dealer will select persons whom it will employ and supervise and who will be trained and qualified to solicit applications for the Contracts in conformance with applicable state and federal laws and regulations. Persons so trained and qualified will be registered representatives of the Broker/Dealer in accordance with the rules of the NASD and they will be properly licensed in accordance with the state insurance laws of those jurisdictions in which the Contracts may lawfully be distributed and in which they solicit applications for such Contracts. The Insurance Companies shall have ultimate authority to determine whether they shall appoint or terminate a particular registered representative as an agent of the Insurance Companies with the various state insurance departments. Broker/Dealer agrees to cooperate in supplying information or making recommendations necessary to complete such insurance agent appointments.

                 Broker/Dealer will establish such rules and procedures as may be necessary to cause diligent supervision of the securities activities of its Registered Representatives engaged in the solicitation of sales of the Contracts. Upon request by Tower Square, Broker/Dealer shall furnish such appropriate records as may be necessary to establish such diligent supervision.

                 In the event a Registered Representative fails or refuses to sumit to supervision of Broker/Dealer or otherwise fails to meet the fules and standards imposed by Broker/Dealer on its representatives, Broker-Dealer shall certify such fact to Tower Square and shall immediately notify such Registered Representative that he or she is no longer authorized to sell the Contracts. Broker/Dealer shall take





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                 whatever additional action may be necessary to terminate the sales activities of such Registered Representative relating to the Contracts. Broker/Dealer shall notify Tower Square if any Registered Representative ceases to be a registered representative of Broker/Dealer or ceases to maintain the proper licensing required for the sale of the Contracts.

         7. Suitability of Sales of Contract. The Broker/Dealer will review all contract proposals and applications for suitability and for completeness and correctness as to form. The Broker/Dealer shall also be responsible for ensuring compliance with NASD suitability rules and standards applicable to purchases of the Contracts. A registered principal of the Broker/Dealer will make and record such determination with respect to the sale of the Contracts. The Broker/Dealer will promptly, but in no case later than the end of the business day that the Broker/Dealer receives applications and payment, forward to the applicable Insurance Company, at addresses provided, all such applications found sutitable and in good form, together with any payments received with such applications without deduction or reduction. The Broker/Dealers will immediately return to the applicant all applications together with any payments received therewith deemed by the Broker/Dealer to be unsuitable or not complete and correct as to form. The Insurance Companies reserve the right to reject any Contract application and return any payment made in connection with an application which is rejected. Contracts issued on applications accepted by the Insurance Companies will be forwarded to the Broker/Dealer or at the direction of the Broker/Dealer to the registered representative for delivery to the Contract Owner. The Boker/Dealer shall obtain and retain a written receipt for each Contract which the Broker/Dealer delivers.

                 The parties acknowledge that sales and solicitations may, where consistent with state insurance laws and regulations, be conducted either without an application, or on a basis where an application is submitted subsequent to a sale. If such sales procedures are permitted, Broker/Dealer agrees that it will continue to be responsible for compliance with applicable laws concerning among other things, suitability and policy delivery requirements. Broker/Dealer agrees to hold Tower Square harmless for any failure to follow such rules or regulations.

         8. Solicitation/Representatives Concerning the Contracts. The Broker/Dealer will perform the selling functions required by this Agreement only in accordance with ther terms and conditions of the then current prospectus(es) applicable to the Contract and will make no representations not included in the prospectus or in any authorized supplemental material. No sales solicitations, including the delivery of supplemental sales literature or other such materials, shall occur, be delivered to, or used with a prospective purchaser unless accompanies or preceded by appropriate and then-current prospectus(es).





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                 Any material prepared or used by the Broker/Dealer or its
                 registered representative, which describes in whole or in part or refers by name or form to any of the Insurance Companies' Contracts or underlying funds or uses the name of the Insurance Companies, Tower Square, or The Travelers Group, Inc, or the logos or service marks of any of them, or the name, logos or service marks of any "Affiliated Company" of any of them, as that term is defined in Section 2(a)(2) of the Investment Company Act of 1940, must be approved by Tower Square in writing prior to any such use.

         9. Compensation. Compensation payable to the Broker/Dealer on sales of the Contracts solicited by the Broker/Dealer will be paid to the Broker/Dealer, or as necessary to meet any and all legal requirements, to a licensed insurance affiliate, in accordance with the Compensation Schedule(s) relating to this agreement as they may be amended from time to time and are in effect at the time the Contract payments are received by the applicable Insurance Company (in the case of annuities) or at the time the applications are received (in the case of life insurance). In the event compensation is paid to the licensed insurance agency affiliate as described in the preceding sentence, such payment will be reflected in the Broker/Dealer's "Focus" reports, and in its fee assessment reports filed with the NASD. The Insurance Companies and Tower Square reserve the privilege of revising the Compensation Schedules at any time. The parties understand that with regard to sales of modified guaranteed annuity contract, in certain states, commission schedules may be adjusted without provision of prior notice.

         10. Chargebacks of Commission. If the Insurance Companies return all or a portion of a premium paid with respect to a Contract, Broker/Dealer shall be obligated to refund to Tower Square applicable commissions on the amount of such premium only where:

                 (a) consistent with section 11 of this Agreement, the Contract solicited is returned not taken under the policy "free look" provisions;

                 (b) premiums are refunded due to overpayments, errors in billing or in the timing of automatic premium collection deductions, or errors resulting in policy reissue;

                 (c) the check delivered in payment of any contract does not clear and the premium collection deductions, or errors resulting in policy reissue;

                 (d) the Contract is terminated or there is a refund of premium and an act, error or omission of the Broker/Dealer or its Registered Representative materially contributed to the termination of the Contract or the need to return premium;

                 (e)      the application is rejected by the Insurance Company;





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                 (f)      the Insurance Company is directed by a judicial or
                          regulatory authorith to return premium without assessment of a surrender charge;

                 (g) the applicant's initial premium on a 1035 exchange is returned because the expected rollover amount from another Contract is not transferred due to the exchange not meeting the legal requirements to qualify for a tax-free exchange;

                 (h) the Insurance Company returns unearned premium on a life insurance contract as required by the provisions of the contract;

                 (i) the Insurance Company determines that it has a legal liability to return premiums on a life insurance contract within the first year after the Contract is issued; or

                 (j) the Insurance Company and Broker/Dealer mutually agree to return all or a portion of a premium paid with respect to a Contract.

         11. Free Look Provision. If any Contract is repurchased at any time or if within forty-five (45) days after confirmation by the Insurance Companies of any premium payments credited to a Contract, that Contract is tendered for full or partial surrender, or the life at risk thereunder dies, them, at the option of the Insurance Companies or Tower Square no commission will be payable with respect to such premium payments and any commission previously paid for said premium payments must be refunded to the applicable Insurance Company or Tower Square as directed by Tower Square. Tower Square agrees to notify the Broker/Dealer with ten (10) business days after the request for repurchase or redemption, or notification or death of the life at risk is recieved by the applicable Insurance Company.

         12. Assignment of Agreement. This Agreement may not be assigned except by mutual consent and will continue, subject to the termination by any party on written notice to the other party, except that in the event the Broker/Dealer ceases to be a registered Broker/Dealer or a member of the NASD, this Agreement will immediately terminate. Tower Square reserves the right to edsignate, at its sole discretion, an alternative Principal Underwriter for the distribution of the Contracts covered by this Agreement without notice to the Broker/Dealer. The designation will constitute substitution of parties to this Agreement with assumption of the rights and obligations created by this Agreement as applicable.

         13. Representations. For the purpose of compliance with any applicable federal or state securities laws or regulations promulgated under them, the Broker/Dealer acknowledges and agrees that in performing the Broker/Dealer services covered by this Agreement, it is acting in the capacity of an independent broker and dealer





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                 as defined by the By-Laws of the NASD and not as an agent or employee of either Tower Square or any registered investment company.

                 The Broker/Dealer represents and warrants that it is authorized and licensed as an agent under applicable state insurance laws to solicit, negotiate and effect the contracts of insurance contemplated hereunder. In the event the Broker/Dealer is not licensed sa such, an insurance agency affiliated with the Broker/Dealer shall be licensed as an agent under applicable state insurance laws to solicit, negotiate and effect the contracts of insurance contemplated hereunder.

                 For the purpose of compliance with any applicable state insurance laws or regulations promulgated under them, the Broker/Dealer acknowledges and agrees that solely in performing the insurance-selling functions reflected by this agreement, it or its registered representative is acting as the agent of the Insurance Companies, and in that capacity is authorized only to solicit applications from the public for the Contracts. Such Contracts will not become effective until such applications are accepted after underwriting review by the Insurance Companies at their Home Office.

                 In furtherance of its responsibilities as a Broker/Dealer, the Broker/Dealer acknowledges that it is responsible for compliance on any business it produces concerning the Contracts. No Broker/Dealer will be entitled to compensation with respect to any application for or payment credited to, any Contract(s) that is rejected by the Insurance Companies in the event the Insurance Companies or Tower Square determine the solicitation or obtaining of purchasers, applications or payments by the Broker/Dealer or any of its Associated persons was done in violation of the securities or insurance laws of the United States or any state or other jurisdiction.

                 No party to this Agreement will be liable for any obligation, act or omission of the other. Each party to this Agreement will hold harmless and indemnify the (1) Registered Investment Companies which are used to fund the Contracts,
                 (2) Insurance Companies, (3) Tower Square, and (4) the Broker/Dealer, as appropriate, for any loss or expense suffered as a result of the violation or noncompliance by that party or the Associated persons of that party of any applicable law or regulation or any provision of the Agreement; provided, however, that no party or any of its employees or agents will be liable to the other party for any direct, special or consequential damages arising out of or in connection with the performance of any services pursuant to the Agreement.

         14. Notices. All notices to the Insurance Companies or Tower Square relating to this Agreement should be sent to the attention of The Travelers Insurance Companies, FS Law Department, One Tower Square, Hartford, Ct 06183. All notices to the Broker/Dealer will be duly given if mailed or faxed to the address shown below.





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         15.     Definitions.  The terms "Associated Person", "member" and
                 "rules of the Corporation" as used herein shall be defined consistently with the definition of similar terms as contained in Artile I of the NASD By-Laws.

         16. Independent Contractors. Tower Square and Insurance Companies are independent contractors with respect to Broker/Dealer, Insurance Agency, and to Registered Representatives.

         17. Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the state of Connecticut.

         18. Amendment of Agreement. Tower Square reserves the right to amend this Agreement at any time, and the submission of an application by Broker/Dealer after notice of any such amendment has been sent to the other parties shall constitute the other parties' agreement to any such amendment.

         19. Terminations. This Agreement may be terminated, without cause, by any party upon thirty (30) days prior written notice, and may be terminated, for failure to perform satisfactorily or other cause, by any party immediately; and shall be terminated if Broker/Dealer shall cease to be registered Broker/Dealer under the Securities Exchange Act of 1934, as amended, and a member of the NASD.

         20. Waiver Upon Termination. Failure of any party to terminate this Agreement for any of the causes set forth in this agreement will not constitute a waiver of the right to terminate this Agreement at a later time for any of these causes.

         21. Rebating. If Broker/Dealer or any Registered Representative of Broker/Dealer shall rebate or offer to rebate all or any part of a premium on a Contract issued by the Insurance Companies in violation of applicable state insurance laws or regulations, or if Broker/Dealer or any Registered Representative of Broker/Dealer shall withhold any premium on any Contract issued by the Insurance Companies, the same may be grounds for termination of this Agreement by Tower Square. If Broker/Dealer or any representative of Broker/Dealer shall at any time induce or endeavor to induce any owner of a Contract to relinquish the Contract except under circumstances where there is reasonable grounds for believing the policy, contract or certificate is not suitable for such person, any and all compensation due Broker/Dealer hereunder shall cease and terminate.

         22. Books and Records. Broker/Dealer shall maintain all books and records required by applicable laws and regulations in connection with the offer and sale of the Contracts. The books, accounts and records of the Broker/Dealer relating to the sale of the Contracts shall be maintained so as to clearly and accurate.y disclose the nature and details of all transactions.





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         23.     Cooperation with Regulatory Investigations.  Broker/Dealer and
                 Tower Square agree to cooperate fully in any insurance, securities or other regulatory investigation, inquiry, inspection, or proceeding or in any judicial proceeding arising in connection with the Contracts. Broker/Dealer and Tower Square shall cooperate with each other to resolve any customer complaint, and each agrees to promptly notify the other upon receipt of notice of any investigation, claim, or proceeding involving the Contracts.

         24. Fidelity Bond. Broker/Dealer represents that all of its directors, officers, employees and Registered Representatives are and shall be continuously covered by a blanket fidelity bond, coverning for larceny and embezzlement, issued by a reputable bonding company. This bond shall be maintained at Broker/Dealer's expense and shall be, at least, of the form, type and amount required under NASD Rules of Fair Practice.

         25. Counterparts. This Agreement may be executed in one or more counterpart, each of which shall be deemed in all respects an original.

In reliance on the representations set forth and in consideration of the undertakings described herein, the parties represented below do hereby contract and agree.





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TOWER SQUARE SECURITIES, INC.

By:
         ------------------------------------------

         ------------------------------------------

Title:
         ------------------------------------------

         ------------------------------------------

Date:
         ------------------------------------------

         ------------------------------------------

[                                                  ]
 --------------------------------------------------
(Broker/Dealer)

By:
         ------------------------------------------

Title:
         ------------------------------------------


Taxpayer I.D.:
                 ----------------------------------

Date:
         ------------------------------------------

FAX:
         ------------------------------------------

[                                                  ]
 --------------------------------------------------
(Insurance Agency)

By:
         ------------------------------------------

Title:
         ------------------------------------------

Taxpayer I.D.
               ------------------------------------

Date:
         ------------------------------------------

FAX:
         ------------------------------------------





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                                   EXHIBIT A

                         SCHEDULE OF SALES CONCESSIONS


 CONTRACTS                             FORM                   CONTRACT %
  PAYMENT                             NUMBER                 PER PURCHASE
----------                            ------                 ------------





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